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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Form 8-K/A of Kennametal Inc. dated November 17, 1997 of our report dated January 30, 1997, relating to the consolidated financial statements of Greenfield Industries, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which appears in such Form 8-K/A.


PRICE WATERHOUSE LLP

St. Louis, Missouri
December 31, 1997